CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm”, and to the use of our report dated February 15, 2008, which is incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Institutional Money Market Fund (comprising, respectively, the Money Market Series and the Government Securities Series).

ERNST & YOUNG LLP
New York, New York April 25, 2008